Exhibit (c)(viii)

Strictly confidential | © Macquarie Group Limited 1 Project Epsilon Discussion Materials for Special Committee of Board of Directors April 24, 2024 PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Strictly confidential | © Macquarie Group Limited 2 Important Notice and Disclaimer “Macquarie Capital” refers to Macquarie Corporate Holdings Pty Limited and its worldwide direct and indirect subsidiaries. Macquarie Corporate Holdings Pty Limited is an indirect, wholly - owned subsidiary of Macquarie Group Limited. The following presentation contains material provided to the special committee of independent directors of the Board of Directors (the “Special Committee”) of Bally’s Corporation (“Bally’s” or the “Company”) by Macquarie Capital in connection with the evaluation of Standard General’s proposal and potential strategic alternatives to the proposal. This presentation was prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under federal or state securities laws. This presentation is solely for use of the Special Committee and may not be used for any other purpose or disclosed to any party without Macquarie Capital’s prior written consent. The information provided herein comes or has been derived from several sources, but Macquarie Capital does not warrant its accuracy or completeness. In preparing these materials, Macquarie Capital has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources. Without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this presentation. You should conduct your own independent investigation and assessment as to the validity of the information contained in this presentation and the economic, financial, regulatory, legal, tax, investment and accounting implications of that information. Macquarie Capital, its affiliates and any of its and their respective employees, directors, officers, contractors, consultants, advisors, members, successors, representatives and agents make no representation or warranty as to the accuracy or completeness of the information contained in this presentation, and take no responsibility under any circumstances for any loss or damage suffered as a result of any omission, inadequacy, or inaccuracy in this presentation. This presentation is a preliminary valuation only and does not constitute a fairness opinion of Macquarie Capital as to the value of the Company, and as such, should not be relied on by the Company or by any other person as such. Neither Macquarie Capital nor any of its affiliates is an advisor as to regulatory, legal, tax, investment or accounting matters in any jurisdiction. Any recipient of the information contained herein should seek advice from its own independent tax advisor, legal counsel and/or other advisor with respect to such matters. These materials are not and should not be construed as a fairness opinion. Macquarie Capital is not an authorized deposit - taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of Macquarie Capital do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (“MBL”). Any investments are subject to investment risk including possible delays in repayment and loss of income and principal invested. MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital. © 2024 Macquarie Capital (USA) Inc. PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Strictly confidential | © Macquarie Group Limited 3 Contents 4 Preliminary Valuation Perspectives 1 15 Supplemental Information A PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Strictly confidential | © Macquarie Group Limited 4 1 Preliminary Valuation Perspectives PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Strictly confidential | © Macquarie Group Limited 5 Situation Overview Sources: Standard General proposal dated 3/8/2024, FactSet. (1) Unaffected closing stock price of $10.62 and 30 - day VWAP of $10.79 on 3/8/2024. (2) Median equity research consensus estimate of $676mm as of 3/8/2024. (3) Based on Schedule 13D/A filed on 3/11/2024. ● On March 11, 2024, Standard General submitted a public non - binding proposal to acquire all outstanding shares of Bally’s Corporation (“Bally’s” or the “Company”) common stock not already owned for $15.00 per share in cash Proposed purchase price represented a 41% premium and 39% premium to Bally’s unaffected stock price and 30 - day VWAP, respectively, (1) implying a Lease Adj. EV / 2024E EBITDAR multiple of 8.5x based on median equity research consensus estimates (2) Standard General is Bally’s largest stockholder with an equity interest representing over 25% of Bally’s basic shares outstanding (3) ● Following announcement of Standard General’s proposal, a special committee of independent directors of the Board of Directors (the “Special Committee”) appointed Macquarie Capital (USA) Inc. (“Macquarie Capital”) as financial advisor to assist the Special Committee in its evaluation of the proposal and potential strategic alternatives to the proposal ● On April 19, 2024, Bally’s Board of Directors approved management’s long - range plan, which the Special Committee has directed Macquarie Capital to use in its preliminary analysis of Bally’s ● This presentation summarizes the preliminary financial analysis conducted by Macquarie Capital to assist the Special Committee in evaluating Standard General’s proposal PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Bally's Financial Summary

Forecast prepared by Bally's management and approved by both Bally's Board of Directors and Special Committee on April 19, 2024 ("Management Projections")

- To calculate attributable financials, adjustments were made to Management Projections to reflect Bally's 75% economic interest in the Chicago permanent site, 51% economic interest in the State College, Pennsylvania development project, and removal of Tropicana Las Vegas financial contribution ("Attributable Financials") (please see page 16 for more detail)

Bally's Financial Summary

($ in millions)	2023A	2024E	2025E	2026E	2027E	2028E	CAGR 23A - '28E
Attributable Net Revenues:							
Casino & Resorts	$1,267.7	$1,435.4	$1,505.4	$1,718.1	$2,014.3	$2,130.0	10.9%
International Interactive	973.2	1,006.6	1,074.6	1,125.0	1,174.3	1,221.2	4.6%
North America Interactive	112.2	208.9	309.2	403.3	489.2	582.8	39.0%
Attributable Total Net Revenue	**$2,353.2**	**$2,650.9**	**$2,889.2**	**$3,246.4**	**$3,677.9**	**$3,934.0**	**10.8%**
YoY Growth	*7.3%*	*12.7%*	*9.0%*	*12.4%*	*13.3%*	*7.0%*	
Attributable Adj. EBITDAR:							
Casino & Resorts	$418.6	$428.0	$459.3	$503.8	$552.7	$584.8	6.9%
International Interactive	343.5	337.9	360.4	378.5	394.8	407.2	3.5%
North America Interactive	(55.7)	(29.2)	(6.6)	15.9	40.6	58.6	NA
Corporate	(63.8)	(54.1)	(55.2)	(56.9)	(58.3)	(60.4)	(1.1%)
Attributable Total Adj. EBITDAR	**$642.6**	**$682.6**	**$757.9**	**$841.3**	**$929.9**	**$990.3**	**9.0%**
YoY Growth	*8.8%*	*6.2%*	*11.0%*	*11.0%*	*10.5%*	*6.5%*	
% Margin	*27.3%*	*25.8%*	*26.2%*	*25.9%*	*25.3%*	*25.2%*	
Attributable Total Rent [1]	**126.2**	**127.3**	**142.5**	**141.8**	**143.0**	**144.2**	**2.7%**
YoY Growth	*153.8%*	*0.9%*	*11.9%*	*(0.4%)*	*0.8%*	*0.8%*	
Attributable Adj. EBITDA	**$516.4**	**$555.3**	**$615.5**	**$699.4**	**$786.9**	**$846.2**	**10.4%**
YoY Growth	*(4.5%)*	*7.5%*	*10.8%*	*13.6%*	*12.5%*	*7.5%*	
% Margin	*21.9%*	*20.9%*	*21.3%*	*21.5%*	*21.4%*	*21.5%*	
Attributable Total Capex	**$615.7**	**$432.5**	**$453.7**	**$598.5**	**$198.2**	**$156.3**	**NA**
% of Net Revenue	*26.2%*	*16.3%*	*15.7%*	*18.4%*	*5.4%*	*4.0%*	

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings. Note: EBITDAR is defined as earnings before interest, taxes, depreciation, amortization, other non-recurring items, and rent (as applicable). (1) Includes attributable rent (interest expense) associated with Chicago facility.

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Selected Equity Research Perspectives

Selected Equity Research Reports (Pre-Standard General Proposal):

($ in millions, except per share data)

Firm	Date of Report	Rating	Price Target ($)	Estimates: Adj. EBITDAR 2024E	Estimates: Adj. EBITDAR 2025E	Estimates: Adj. EBITDAR 2026E	Estimates: Adj. EBITDA 2024E	Estimates: Adj. EBITDA 2025E	Estimates: Adj. EBITDA 2026E
Macquarie	2/21/2024	Neutral	$12.00	$660	$735	$812	$533	$604	$678
Barclays	2/21/2024	Neutral	$10.00	$673	$736	NA	$546	$607	NA
Deutsche Bank	2/21/2024	Neutral	$9.00	$680	$711	NA	$554	$581	NA
Jefferies	2/22/2024	Neutral	$11.00	$667	$763	NA	$541	$634	NA
JMP	2/21/2024	Buy	NA	$683	$751	NA	$555	$621	NA
TD Cowen	2/23/2024	Buy	$15.00	$689	$737	$778	$565	$611	$652
Truist	2/21/2024	Buy	$14.00	$673	$733	NA	$546	$604	NA
Wells Fargo	2/23/2024	Sell	$9.00	$692	$743	NA	$565	$617	NA
Consensus Median			**$11.00**	**$676**	**$737**	**$795**	**$550**	**$609**	**$665**
Consensus Mean			**$11.43**	**$677**	**$739**	**$795**	**$551**	**$610**	**$665**

Adj. EBITDAR Comparison

($ in millions)


1%
3%
8%
$676
$683
$737
$758
$795
$861
2024E
2025E
2026E
Consensus Median
Management Projections (1)

Adj. EBITDA Comparison

($ in millions)


1%
3%
10%
$550
$556
$609
$630
$665
$731
2024E
2025E
2026E
Consensus Median
Management Projections (1)

Source: Equity research reports. Notes: Management Projections exclude contribution from Tropicana Las Vegas. "NA" denotes not publicly available. (1) Consolidated projections include 100% of the economic interest in both Chicago and State College, Pennsylvania development projects for comparative purposes.

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Preliminary Financial Analyses Summary

Methodology

Primary

Discounted Cash Flow Analysis [1]
- 10.6% – 12.6% Discount Rate
- 1.5% - 2.5% Perpetuity Growth Rate
- 7.5x – 8.5x Adj. EBITDAR Terminal Value Multiple

Selected Public Companies Analysis
- 6.7x – 8.2x EV / 2024E Adj. EBITDAR ($683 million)
- 6.1x – 7.5x EV / 2025E Adj. EBITDAR ($758 million)

Selected Precedent Transactions Analysis
- 7.8x – 8.8x EV / 2023A Adj. EBITDAR
- 2023A Adj. EBITDAR of $643 million [2]

Informational Reference Only

Illustrative Sum-of-the-Parts
- Based on selected public companies and selected precedent transactions for Bally's segments
- See page 17 for further details

52-Week Trading as of Unaffected Date
- Based on Bally's high and low stock prices during prior 52 weeks as of 3/8/2024

Implied Precedent Premia [3]
- Based on median percent premium to the 30-day VWAP for selected minority take private transactions
- 34.0% - 48.0% premium to Bally's 30-day VWAP stock price as of 3/8/2024

Stock Price Targets – Equity Research Analysts
- Based on selected range of stock price targets from various equity research analysts as of 3/8/2024

Implied Bally's Equity Value per Share Reference Ranges



Unaffected Stock Price: $10.62 (4)
Standard General Proposal: $15.00
$12.18
$39.30
NM
$20.14
$5.79
$20.40
$10.08
$32.39
$7.28
$19.79
$14.46
$15.97
$9.00
$15.00
$0.00
$10.00
$20.00
$30.00
$40.00

Implied Lease Adj. Enterprise Value *($ millions)*	$4,967	$5,495	$6,024	$6,552	$7,081
Implied Lease Adj. EV / 2024E Adj. EBITDAR Multiple	7.3x	8.0x	8.8x	9.6x	10.4x

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings, FactSet as of 4/19/2024. Notes: Tropicana Las Vegas project reflected on standalone basis utilizing data from selected land-sale transactions for acreage not committed to Oakland Athletics ("A's") stadium development, net of lease liabilities of approximately $165m per Bally's Form 10-K as of 12/31/2023. See page 14 for further details. Net debt, non-controlling interest, and lease liabilities per Bally's Form 10-K as of 12/31/2023. Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans. "NM" denotes not meaningful. (1) Assumes mid-year discounting convention; see appendix for further detail on WACC calculation. Discounted to 12/31/2023 present value date. (2) Does not include 2023A Adj. EBITDAR contribution from Tropicana Las Vegas of approximately $10m. (3) Bally's 30-Day VWAP of $10.79 per Bloomberg as of 3/8/2024. See page 19 for further details. (4) Unaffected stock date of 3/8/2024 represents trading day prior to proposal announcement.

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Preliminary Financial Analyses Summary (cont'd)

	($ in millions, except per share data)	Financial Metric	Range			Lease Adj. Enterprise Value			Implied Equity Value Reference Range		
Primary	**Discounted Cash Flow Analysis** [1]										
	WACC		10.6%	-	12.6%						
	Perpetuity Growth Rate		1.5%	-	2.5%	$5,462 [2]	-	$7,009 [2]	$9.19	-	$38.45
	Lease Adj. EV / Adj. EBITDAR Terminal Value Multiple		7.5x	-	8.5x	$5,588	-	$6,649	$11.58	-	$31.64
	Discounted Cash Flow Analysis (excl. Las Vegas Tropicana)					**$5,525**	**-**	**$6,829**	**$10.38**	**-**	**$35.04**
	Plus: Las Vegas Tropicana [3]					$95	-	$225	$1.80	-	$4.26
	Discounted Cash Flow Analysis					**$5,621**	**-**	**$7,054**	**$12.18**	**-**	**$39.30**
	Selected Public Companies Analysis										
	Lease Adj. EV / 2024E Adj. EBITDAR	$683	6.7x	-	8.2x	$4,574	-	$5,598	NM	-	$15.06
	Lease Adj. EV / 2025E Adj. EBITDAR	$758	6.1x	-	7.5x	$4,623	-	$5,684	NM	-	$16.70
	Selected Public Companies Analysis (excl. Las Vegas Tropicana)					**$4,598**	-	**$5,641**	**NM**	**-**	**$15.88**
	Plus: Las Vegas Tropicana [3]					$95	-	$225	NM	-	$4.26
	Selected Public Companies Analysis					**$4,694**	**-**	**$5,866**	**NM**	**-**	**$20.14**
	Selected Precedent Transactions Analysis										
	Lease Adj. EV / 2023A Adjusted EBITDAR (excl. Las Vegas Tropicana)	**$643**	**7.8x**	**-**	**8.8x**	**$5,012**	**-**	**$5,655**	**$3.99**	**-**	**$16.14**
	Plus: Las Vegas Tropicana [3]					$95	-	$225	$1.80	-	$4.26
	Selected Precedent Transactions Analysis					**$5,107**	**-**	**$5,880**	**$5.79**	**-**	**$20.40**
Informational Reference Only	**Illustrative Sum-of-the-Parts**					**$5,135**	-	**$6,314**	**$10.08**	**-**	**$32.39**
	Implied Precedent Premia [4]	**$10.79**	**34.0%**	**-**	**48.0%**	**$5,731**	-	**$5,811**	**$14.46**	**-**	**$15.97**

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings, Bloomberg, FactSet as of 4/19/2024. Notes: Net debt, non-controlling interest, and lease liabilities per Bally's Form 10-K as of 12/31/2023. Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans. "NM" denotes not meaningful. (1) Assumes mid-year discounting convention; see appendix for further detail on WACC calculation. Discounted to 12/31/2023 present value date. Perpetuity growth rate method lease adj. enterprise value reflects implied lease liability based on present value of rent. (2) Reflects the implied lease adjusted enterprise value as implied by equity value range. (3) Tropicana Las Vegas project valued on a standalone basis utilizing data from selected land-sale transactions for acreage not committed to Oakland A's stadium development, net of lease liabilities of approximately $165m per Bally's Form 10-K as of 12/31/2023. See page 14 for further details. (4) Bally's 30-Day VWAP of $10.79 per Bloomberg as of 3/8/2024. See page 19 for further details.

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Preliminary Discounted Cash Flow Analysis
(Perpetuity Growth Rate)

Discounted Cash Flow Methodology (1)

		Fiscal Year Ending December 31,				
($ in millions, except per share data)	2023A	2024E	2025E	2026E	2027E	2028E
Attributable Adjusted EBITDAR	$643	$683	$758	$841	$930	$990
Attributable Adjusted EBITDA [2]	$516	$555	$615	$699	$787	$846
(-) Chicago Cash Development Costs		(30)	(28)	(25)	--	--
(-) D&A		(379)	(315)	(341)	(352)	(319)
(-) SBC [3]		(25)	(25)	(25)	(25)	(25)
EBIT		$122	$248	$308	$410	$502
(-) Taxes at 22.0%		(27)	(55)	(68)	(90)	(110)
NOPAT		$95	$193	$241	$320	$391
(+) D&A		379	315	341	352	319
(-) Capital Expenditures, Net [4]		(432)	(104)	(499)	(198)	(156)
(+/-) Change in NWC		--	--	--	--	--
Unlevered Free Cash Flow		$41	$404	$83	$473	$554
(x) Present Value Factor (11.6% WACC)		0.95	0.85	0.76	0.68	0.61
Present Value of Cash Flow		$39	$343	$63	$322	$338
Perpetuity Growth Rate						
NTM Cash Flow (2029) [5]						$566
Perpetuity Growth Rate						2.0%
Terminal Value						$5,892
(x) Present Value Factor (11.6% WACC)						0.61
Present Value of Terminal Value						$3,595
Terminal Value as % of Total Present Value						76.5%
Sum-of-Present Value of Annual Cash Flows						$1,106
Illustrative DCF at Midpoint [6]						$4,701
(-) Net Debt + Non-Controlling Interest [7]						(3,563)
Illustrative Implied Equity Value						$1,138
Fully Diluted Shares Outstanding (m) [8]						52.9
Implied Equity Value per Share						$21.53

Sensitivity – Implied Enterprise Value

		Perpetuity Growth Rate		
		1.5%	2.0%	2.5%
WACC	10.6%	$5,067	$5,316	$5,596
	11.6%	$4,507	$4,701	$4,917
	12.6%	$4,049	$4,205	$4,376

Sensitivity – Implied Equity Value per Share

		Perpetuity Growth Rate		
		1.5%	2.0%	2.5%
WACC	10.6%	$28.44	$33.16	$38.45
	11.6%	$17.84	$21.53	$25.62
	12.6%	$9.19	$12.13	$15.37

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings. (1) Assumes mid-year discounting convention; see appendix for further detail on WACC calculation. Discounted to 12/31/2023 present value date. Reflects 75% economic interest in Chicago permanent site upon opening and 51% economic interest in State College, Pennsylvania development project. (2) Adjusted EBITDA includes attributable rent (interest expense) associated with Chicago facility. (3) Stock-based compensation treated as a cash expense. (4) Reflects Bally's capex adjusted for 75% interest in Chicago permanent site, IPO proceeds and other financing related adjustments. (5) Calculated by applying applicable perpetuity growth rate to 2028E cash flows. (6) Excludes lease liabilities. (7) Per Bally's Form 10-K as of 12/31/2023. (8) Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans.

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Preliminary Discounted Cash Flow Analysis
(Terminal Exit Multiple)

Discounted Cash Flow Methodology [1]

		Fiscal Year Ending December 31,				
($ in millions, except per share data)	2023A	2024E	2025E	2026E	2027E	2028E
Attributable Adjusted EBITDAR	**$643**	**$683**	**$758**	**$841**	**$930**	**$990**
(-) Chicago Cash Development Costs		(30)	(28)	(25)	--	--
(-) D&A		(379)	(315)	(341)	(352)	(319)
(-) SBC [2]		(25)	(25)	(25)	(25)	(25)
EBIT (incl. Rent)		**$249**	**$390**	**$450**	**$553**	**$646**
(-) Taxes at 22.0%		(55)	(86)	(99)	(122)	(142)
NOPAT (incl. Rent)		**$195**	**$304**	**$351**	**$432**	**$504**
(+) D&A		379	315	341	352	319
(-) Capital Expenditures, Net [3]		(432)	(104)	(499)	(198)	(156)
(+/-) Change in NWC		--	--	--	--	--
Unlevered Free Cash Flow		**$141**	**$515**	**$194**	**$585**	**$667**
(x) Present Value Factor (11.6% WACC)		0.95	0.85	0.76	0.68	0.61
Present Value of Cash Flow		**$133**	**$437**	**$147**	**$398**	**$407**

	EBITDAR
2028 Metric	**$990**
(x) Terminal Multiple (Midpoint)	8.0x
Terminal Value	**$7,923**
(x) Present Value Factor (11.6% WACC)	0.58
Present Value of Terminal Value	**$4,577**
Terminal Value as % of Total Present Value	75.0%
Sum-of-Present Value of Annual Cash Flows	**$1,523**
Illustrative DCF at Midpoint	**$6,100**
(-) Net Debt + Non-Controlling Interest [4]	(3,563)
(-) Lease Liabilities [5]	(1,413)
Illustrative Implied Equity Value	**$1,123**
Fully Diluted Shares Outstanding (m) [6]	52.9
Implied Equity Value per Share	**$21.25**

Sensitivity – Implied Lease Adj. Enterprise Value

		Terminal EBITDAR Multiple		
		7.5x	8.0x	8.5x
WACC	10.6%	$6,051	$6,350	$6,649
	11.6%	$5,814	$6,100	$6,386
	12.6%	$5,588	$5,862	$6,136

Sensitivity – Implied Equity Value per Share

		Terminal EBITDAR Multiple		
		7.5x	8.0x	8.5x
WACC	10.6%	$20.32	$25.98	$31.64
	11.6%	$15.83	$21.25	$26.66
	12.6%	$11.58	$16.75	$21.93

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings. (1) Assumes mid-year discounting convention; see appendix for further detail on WACC calculation. Discounted to 12/31/2023 present value date. Reflects 75% economic interest in Chicago permanent site upon opening and 51% economic interest in State College, Pennsylvania development project. (2) Stock-based compensation treated as a cash expense. (3) Reflects Bally's capex adjusted for 75% interest in Chicago permanent site, IPO proceeds and other financing related adjustments. (4) Per Bally's Form 10-K as of 12/31/2023. (5) Represents lease liabilities per Bally's Form 10-K as of 12/31/2023, net of $165m of the Tropicana Las Vegas lease liability and includes attributable portion of Chicago financing liabilities. (6) Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans.

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Preliminary Selected Publicly Traded Companies

Preliminary Selected Publicly Traded Company Statistics

($ in millions, except per share data) Company	4/19/2024 Stock Price	Market Cap	Debt	Net Debt	Enterprise Value	Lease Adjustments	Lease Adj. EV	Lease Adj. EV / EBITDAR 2024E	2025E
Bally's Corporation (Unaffected) [(1)]	**$10.62**	**$561**	**$3,726**	**$3,563**	**$4,125**	**$1,403**	**$5,528**	**8.2x**	**7.5x**
US Regional Gaming Operators - Primary									
Boyd Gaming Corp	$62.66	$6,163	$2,947	$2,643	$8,806	$810	$9,616	7.1x	7.0x
Caesars Entertainment Inc	$38.20	8,382	12,451	11,434	19,827	13,442	33,269	8.3x	7.8x
Churchill Downs, Inc	$118.96	8,862	4,874	4,730	12,935	--	12,935	11.6x	10.1x
Golden Entertainment Inc	$33.97	1,052	677	306	1,357	--	1,357	7.6x	7.2x
Monarch Casino & Resorts, Inc	$67.34	1,299	6	(38)	1,262	--	1,262	7.3x	7.1x
Penn Entertainment Inc	$16.54	2,571	2,798	1,726	4,209	8,777	12,986	9.0x	7.0x
Median								**7.9x**	**7.2x**
Mean								**8.5x**	**7.7x**
International Interactive - Primary									
888 Holdings	$1.04	$467	$2,065	$1,747	$2,172	--	$2,172	5.1x	4.5x
Betsson AB	$9.82	1,402	185	(68)	1,333	--	1,333	4.7x	4.2x
Entain plc	$10.41	6,667	4,173	3,675	10,936	--	10,936	8.5x	8.0x
Flutter Entertainment plc	$184.51	32,769	7,110	5,613	38,545	--	38,545	15.8x	12.5x
Lottomatica Group	$11.26	2,836	2,178	1,332	3,717	--	3,717	5.3x	4.6x
Super Group Limited	$3.10	1,559	0	(258)	1,320	--	1,320	4.4x	4.0x
Median								**5.2x**	**4.6x**
Mean								**7.3x**	**6.3x**

Sources: Public filings, equity research, FactSet as of 4/19/2024. Notes: Metrics other than 2024E and 2025E lease adjusted EV / EBITDAR shown for informational reference only. Financials converted to USD using FX spot rate as of 4/19/2024. Market cap calculated using basic shares outstanding as of 4/19/2024 adjusted for equity incentive plans and in-the money equity options outstanding as of 12/31/2023. Net debt, lease liabilities, financing obligations, non-controlling interest, equity investments, and cash and cash equivalents as of 12/31/2023. (1) Reflects Bally's unaffected stock price and market cap as of 3/8/2024. Multiples based on consensus estimates.

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PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Preliminary Selected Precedent Transactions

Preliminary Selected Precedent Transactions

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	LTM EBITDAR	Txn Value / LTM EBITDAR
US Regional Gaming Operator (Multi-Asset)					
Feb 2022	Churchill Downs Incorporated	Peninsula Pacific Entertainment	$2,750	$262	10.5x
Jun 2019	Century Casinos / VICI Properties	Mountaineer, Cape Girardeau & Caruthersville	385	50	7.8x
Apr 2018	Eldorado Resorts, Inc / Gaming & Leisure Properties, Inc	Tropicana Entertainment	1,850	207	8.9x
Jun 2017	Golden Entertainment inc	American Casino & Entertainment	822	96	8.6x
Sep 2016	Eldorado Resorts, Inc	Isle of Capri Casinos, Inc	1,700	194	8.8x
Aug 2016	Z Capital Partners	Affinity Gaming	580	70	8.3x
Median					**8.7x**
Mean					**8.8x**
International Interactive					
Jan 2024	FDJ Group	Kindred Group plc	$2,774	$254	10.9x
Sep 2023	Flutter Entertainment plc	MaxBet	291	34	8.6x
Nov 2022	Lottomatica Group	Betflag SpA	306	36	8.6x
May 2022	MGM Resorts International	LeoVegas	607	46	13.3x
Jun 2022	Entain plc	BetCity.nl	480	48	10.0x
Dec 2021	Flutter Entertainment plc	Sisal	2,163	280	7.7x
Nov 2021	Flutter Entertainment plc	Tombola	542	52	10.4x
Sep 2021	888 Holdings	William Hill plc (non-US Assets)	2,602	362	7.2x
Median					**9.3x**
Mean					**9.6x**
International Interactive (Grey Markets)					
Nov 2017	Ropso Malta	GVC (Turkey Segment)	$175	$41	4.3x

Sources: Public filings. Financials converted to USD using FX spot rate at time of announcement. Note: Metrics other than LTM EBITDAR multiples shown for informational reference only.

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PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Illustrative Selected Precedent Land-Sale Transactions
(Preliminary Tropicana Las Vegas Attributable Land Value)

Date Announced	Acquiror	Target	Location	Transaction Value ($m)	Acres (in Actuals)	Price per Acre ($m)
Mar 2023	Flag Luxury Group	LVCVA	Front of Strip, south of the Fountainebleau	$125	10	~$13
Dec 2022	Three Affiliated Tribes	MGM Resorts	Southern end of Strip, near Mandalay Bay	93	13	~7
May 2022	Siegel Group	Undisclosed	Corner of Las Vegas Blvd & Convention Center Dr	75	10	~8
Feb 2021	Jeffrey Soffer & Koch Industries	Steve Witkoff	Fontainebleau	350	25	~14
Dec 2017	Wynn Resorts	Undisclosed	Across from Wynn Las Vegas	336	38	~9
Aug 2017	Steve Witkoff	Carl Icahn	Fontainebleau	600	25	~24
Median						**~$11**
Mean						**~$12**

Acreage Assumptions	
Las Vegas Tropicana Property (Total Acres)	35
(-) Acres Committed to Oakland A's Stadium Site	(9)
Uncommitted Las Vegas Tropicana Acres	**26**

Implied Land Valuations	*Low*	*High*
Uncommitted Las Vegas Tropicana Acres	26	26
(x) Assumed Price per Acre ($m)	$10	$15
Implied Land Sale Value of the Available Acres	**$260**	**$390**
(-) Lease Liability ($m) [(1)]	(165)	(165)
Implied Value of Land Sale of Available Acres	**$95**	**$225**
(/) Fully Diluted Shares Outstanding (m) [(2)]	52.9	52.9
Implied Equity Value per Share	*$1.80*	*$4.26*

Sources: Public filings, press releases. Notes: "NA" denotes not publicly available. (1) Tropicana Las Vegas lease liabilities per Bally's Form 10-K as of 12/31/2023. (2) Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans.

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Strictly confidential | © Macquarie Group Limited 15 A APPENDIX Supplemental Information PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Financial Reconciliation (Reconciliation from Management Projections to Attributable Financials) Sources: Bally’s projections per Bally’s management as of 4/19/2024, public filings. Note: “NA” denotes not applicable. (1) Reflects non - controlling interest adjustments for Chicago and State College, Pennsylvania development projects and Tropicana Las Vegas contribution. (2) Includes attributable rent (interest expense) associated with Chicago facility. PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS CAGR 23A - '28E 2028E 2027E 2026E 2025E 2024E 2023A 2022A ($ in millions) 11.5% $4,212.0 $3,926.0 $3,352.3 $2,889.2 $2,671.8 $2,448.7 $2,277.2 Consolidated Net Revenues: (278.0) (248.1) (105.9) - - (20.9) (95.5) (85.1) Less: Adjustment for Non - Controlling Interests (1) 10.8% $3,934.0 $3,677.9 $3,246.4 $2,889.2 $2,650.9 $2,353.2 $2,192.1 Attributable Net Revenue 7.0% 13.3% 12.4% 9.0% 12.7% 7.3% YoY Growth 10.0% $1,051.0 $980.3 $861.0 $757.9 $682.6 $653.0 $601.8 Consolidated EBITDAR: (60.7) (50.4) (19.7) - - - - (10.4) (11.2) Less: Adjustment for Non - Controlling Interests (1) 9.0% $990.3 $929.9 $841.3 $757.9 $682.6 $642.6 $590.6 Attributable EBITDAR 6.5% 10.5% 11.0% 11.0% 6.2% 8.8% YoY Growth 25.2% 25.3% 25.9% 26.2% 25.8% 27.3% % Margin 1.0% $132.2 $130.9 $129.6 $128.3 $127.1 $125.8 $53.3 Consolidated Rent: 12.0 12.1 12.2 14.1 0.3 0.4 (3.5) Less: Adjustment for Non - Controlling Interests (2) 2.7% $144.2 $143.0 $141.8 $142.5 $127.3 $126.2 $49.7 Attributable Rent 10.4% $846.2 $786.9 $699.4 $615.5 $555.3 $516.4 $540.9 Attributable Adj. EBITDA 7.5% 12.5% 13.6% 10.8% 7.5% (4.5%) YoY Growth 21.5% 21.4% 21.5% 21.3% 20.9% 21.9% % Margin $165.0 $220.9 $754.6 $599.3 $486.4 $618.8 $302.9 Consolidated Capex: (8.7) (22.7) (156.1) (145.6) (53.9) (3.1) (0.5) Less: Adjustment for Non - Controlling Interests (1) NA $156.3 $198.2 $598.5 $453.7 $432.5 $615.7 $302.4 Attributable Capex 4.0% 5.4% 18.4% 15.7% 16.3% 26.2% % of Net Revenue Strictly confidential | © Macquarie Group Limited 16

PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Preliminary Sum-of-the-Parts
(Selected Trading Multiples and Precedents)

($ in millions, except per share data)	Financial Metric	Selected Multiple Range			Implied Lease Adj. Enterprise Value Reference Range		
Casino & Resorts							
Lease Adj. EV / 2024E Adj. EBITDAR	$393	7.4x	-	8.4x	$2,912	-	$3,305
Lease Adj. EV / 2025E Adj. EBITDAR	$404	6.7x	-	7.7x	$2,705	-	$3,109
Selected Public Companies Analysis					**$2,809**	-	**$3,207**
Selected Precedent Transactions Analysis (Lease Adj. EV / Adj. EBITDAR)	$413	8.2x	-	9.2x	$3,369	-	$3,781
US Casino & Resorts Value (Excl. Chicago, State College, & Las Vegas)					**$3,089**	-	**$3,494**
Plus: Chicago and State College, Pennsylvania Value (1)					$182	-	$411
Plus: Las Vegas Tropicana Value (2)					$95	-	$225
Total Implied US Casino & Resorts Value					**$3,366**	-	**$4,130**
International Interactive							
Lease Adj. EV / 2024E Adj. EBITDAR	$338	4.7x	-	5.7x	$1,588	-	$1,926
Lease Adj. EV / 2025E Adj. EBITDAR	$360	4.1x	-	5.1x	$1,478	-	$1,838
Selected Public Companies Analysis					**$1,533**	-	**$1,882**
Selected Precedent Transactions Analysis (Lease Adj. EV / Adj. EBITDAR)	$344	7.3x	-	8.3x	$2,520	-	$2,864
Total Implied International Interactive Value					**$2,027**	-	**$2,373**
North America Interactive							
Lease Adj. EV / 2024E Revenue	$209	1.2x	-	2.2x	$244	-	$452
Lease Adj. EV / 2025E Revenue	$309	1.0x	-	2.0x	$314	-	$623
Selected Public Companies Analysis					**$279**	-	**$538**
Selected Precedent Transactions Analysis (Lease Adj. EV / Revenue)	$112	2.0x	-	3.0x	$224	-	$337
Total Implied North America Interactive Value					**$251**	-	**$437**
Implied Consolidated Lease Adj. Enterprise Value (Adj. EBITDAR - Pre-Corporate)	**$706**	**8.0x**	-	**9.8x**	**$5,644**	-	**$6,941**
Total Implied Corporate (Adj. EBITDAR)	**($64)**	**8.0x**	-	**9.8x**	**($510)**	-	**($627)**
Implied Consolidated Lease Adj. Enterprise Value (Adj. EBITDAR)	**$643**	**8.0x**	-	**9.8x**	**$5,135**	-	**$6,314**
Less: Net Debt + Non-Controlling Interest (3)					(3,563)		(3,563)
Less: Lease Liabilities (4)					(1,038)		(1,038)
Implied Equity Value					**$533**	-	**$1,712**
Fully Diluted Shares Outstanding (m) (5)					52.9		52.9
Implied Equity Value per Share					**$10.08**	-	**$32.39**

Sources: Bally's projections per Bally's management as of 4/19/2024, public filings, FactSet as of 4/19/2024. (1) Represents implied reference range utilizing DCF methodology on both perpetuity growth and terminal Adj. EBITDAR exit multiple basis. Reflects 75% economic interest in Chicago permanent site upon opening and 51% economic interest in State College, Pennsylvania development project. (2) Represents implied reference range of Tropicana project utilizing data from selected land-sale transactions for acreage not committed to Oakland A's stadium development, net of lease liabilities of approximately $165m per Bally's Form 10-K as of 12/31/2023. See page 14 for further details. (3) Per Bally's Form 10-K as of 12/31/2023. (4) Represents lease liabilities per Bally's Form 10-K as of 12/31/2023, net of $165m of the Tropicana Las Vegas lease liability and $200m of Chicago financing obligations. (5) Fully diluted shares outstanding calculated using treasury stock method and includes 40.1 million basic shares as of 2/14/2024, 7.9 million Sinclair penny warrants, 3.3 million Sinclair performance warrants, 44.1k MFK penny warrants, 8.6k Telescope contingent shares and 1.5 million outstanding awards under equity incentive plans.

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PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Preliminary Selected Single Asset Transactions
(Informational Reference Only)

Informational Reference Only – Preliminary Selected Single Asset Transactions

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	LTM EBITDAR	Txn Value / LTM EBITDAR
US Regional Gaming Operator (Large Market, Single Asset)					
Apr 2019	Hard Rock International / VICI Properties	JACK Cincinnati Casino	$745	$72	10.3x
Nov 2018	Penn National / VICI Properties	Greektown Casino-Hotel	1,000	97	10.4x
Oct 2018	Churchill Downs Incorporated	Rivers Casino Des Plaines	1,450	129	11.3x
May 2018	MGM Resorts / MGM Growth Properties	Empire City Casino	850	70	12.1x
Apr 2018	MGM Growth Properties	Hard Rock Rocksino Northfield Park	1,060	100	10.6x
Mar 2018	Wind Creek Hospitality	Sands Bethlehem	1,300	147	8.8x
Nov 2017	Caesars Entertainment	Centaur Gaming	1,700	140	12.1x
Median					**10.6x**
Mean					**10.8x**
US Regional Gaming Operator (Small Market, Single Asset)					
Aug 2022	Century Casinos / VICI Properties	Rocky Gap Casino Resort	$260	$26	9.9x
Feb 2022	Century Casinos	Nugget Sparks	300	33	9.1x
Jul 2019	Twin River Worldwide Holdings	Isle of Capri Casino Kansas City & Lady Luck Casino Vicksburg	230	27	8.4x
Jun 2019	Century Casinos / VICI Properties	Mountaineer, Cape Girardeau & Caruthersville	385	50	7.8x
Jul 2018	Golden Entertainment	Edgewater Hotel & Casino, Colorado Belle Hotel & Casino	179	22	8.0x
Jun 2018	Penn National / VICI Properties	Margaritaville Resort Casino (Bossier City, LA)	376	44	8.5x
Apr 2018	Eldorado Resorts	Grand Victoria Casino Elgin	328	36	9.0x
Feb 2018	Churchill Downs	Presque Isle Downs	179	20	8.8x
Dec 2017	Boyd Gaming Corp	Valley Forge Casino Resort	281	40	7.0x
Median					**8.5x**
Mean					**8.5x**
Total Median					**9.1x**
Total Mean					**9.5x**

Source: Public filings. Financials converted to USD using the FX spot rate at the time of announcement.

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34% 48% Implied Selected Precedent Premia Analysis Source : FactSet . (1) Includes transactions since 2010 for North American companies greater than $ 100 million in Enterprise Value, excluding master limited partnership and real estate transactions . Includes transactions with both stock and cash consideration . Represents transactions where a stockholder ( 10 % to 50 % ownership) acquired outstanding public stock . (2) Includes transactions since 2019 for North American transactions greater than $ 100 million in Enterprise Value, excluding master limited partnership and real estate transactions . Includes transactions with both stock and cash consideration . 37% Strictly confidential | © Macquarie Group Limited 19 47% Median Median Mean Mean Implied Premia to 30 - Day VWAP: Minority Take Private Transactions (1) Implied Premia to 30 - Day VWAP: All Transactions (2) 30 - Day VWAP Premia Summary Statistics 30 - Day VWAP Premia Summary Statistics 22% 25th Percentile 25% 25th Percentile 37% Median 34% Median 47% Mean 48% Mean 60% 75th Percentile 57% 75th Percentile 349 Transaction Count 29 Transaction Count PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS

Illustrative Weighted Average Cost of Capital Calculation

US Regional Gaming Operators

Estimated Cost of Equity and Debt		Estimated Weighted Average Cost of Capital	
Re-Levered Beta (1)	1.66	Estimated Cost of Equity	15.0%
Equity Market Risk Premium (2)	5.5%	Equity / Total Capitalization Ratio	62.7%
Beta Adjusted Equity Market Risk Premium	9.1%	Estimated After-Tax Cost of Debt	6.5%
Risk-Free Rate (US 10-Year Treasury Rate) (3)	4.6%	Debt / Total Capitalization Ratio	37.3%
Size-Premium (4)	1.2%		
Estimated Cost of Equity	**15.0%**		
Pre-Tax Cost of Debt (5)	8.4%		
Applicable Tax Rate	22.0%		
Estimated After-Tax Cost of Debt	**6.5%**	**Weighted Average Cost of Capital**	**11.8%**

International Interactive

Estimated Cost of Equity and Debt		Estimated Weighted Average Cost of Capital	
Re-Levered Beta (1)	1.17	Estimated Cost of Equity	12.3%
Equity Market Risk Premium (2)	5.5%	Equity / Total Capitalization Ratio	71.8%
Beta Adjusted Equity Market Risk Premium	6.5%	Estimated After-Tax Cost of Debt	6.5%
Risk-Free Rate (US 10-Year Treasury Rate) (3)	4.6%	Debt / Total Capitalization Ratio	28.2%
Size-Premium (4)	1.2%		
Estimated Cost of Equity	**12.3%**		
Pre-Tax Cost of Debt (5)	8.4%		
Applicable Tax Rate	22.0%		
Estimated After-Tax Cost of Debt	**6.5%**	**Weighted Average Cost of Capital**	**10.7%**

US Online B2C Operators

Estimated Cost of Equity and Debt		Estimated Weighted Average Cost of Capital	
Re-Levered Beta (1)	1.81	Estimated Cost of Equity	15.8%
Equity Market Risk Premium (2)	5.5%	Equity / Total Capitalization Ratio	100.0%
Beta Adjusted Equity Market Risk Premium	9.9%	Estimated After-Tax Cost of Debt	--%
Risk-Free Rate (US 10-Year Treasury Rate) (3)	4.6%	Debt / Total Capitalization Ratio	--%
Size-Premium (4)	1.2%		
Estimated Cost of Equity	**15.8%**		
Pre-Tax Cost of Debt (5)	--%		
Applicable Tax Rate	22.0%		
Estimated After-Tax Cost of Debt	**--%**	**Weighted Average Cost of Capital**	**15.8%**

Combined Weighted Average Cost of Capital	**11.6%**

Sources: Public filings, Kroll, FactSet and Bloomberg as of 4/19/2024. (1) Levered Beta = Unlevered Beta x [1 + (1 – Tax Rate)(Debt / Equity)]; unlevered beta and debt / equity based on median of selected public companies. (2) Based on Kroll US equity risk premium as of 12/31/2023. (3) Based on US 10-year treasury rate per Bloomberg. (4) Based on Kroll CRSP size premiums as of 12/31/2023. Reflects low cap decile. (5) Based on Advantage Data. Reflects B2 issuance index based on credit ratings of selected public companies.

Strictly confidential | © Macquarie Group Limited 20

PRELIMINARY - SUBJECT TO FURTHER REVIEW AND REVISIONS Strictly confidential | © Macquarie Group Limited 21